UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 23, 2017

Home BancShares, Inc.

(Exact name of registrant as specified in its charter)

Arkansas
(State or other jurisdiction of incorporation)

000-51904	71-0682831
(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)

(501) 339-2929

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Home BancShares, Inc. (“Home” or the “Registrant”) hereby furnishes its February 24, 2017 press release announcing the completion of its acquisition of Giant Holdings, Inc. (“GHI”) and its bank subsidiary, Landmark Bank, N.A. (“Landmark”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01	Other Events.

On February 23, 2017, Home, parent company of Centennial Bank (“Centennial”), completed its acquisition of GHI, parent company of Landmark, pursuant to a previously announced definitive agreement and plan of merger whereby GHI merged with and into Home and, immediately thereafter, Landmark merged with and into Centennial. Under the terms of the Agreement and Plan of Merger dated November 7, 2016 by and among Home, Centennial, GHI, and Landmark, as amended on December 7, 2017, Home will issue approximately 2,738,000 shares of its common stock valued at approximately $77.5 million as of February 23, 2017, plus approximately $18.5 million in cash in exchange for all outstanding shares of GHI common stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1     Agreement and Plan of Merger by and among Home BancShares, Inc., Centennial Bank, Giant Holdings, Inc., and Landmark Bank, N.A. dated November 7, 2017 (incorporated by reference to Exhibit 2.1 to Home BancShares, Inc.’s Current Report on Form 8-K/A, filed on November 8, 2017).

2.2     Amendment to Agreement and Plan of Merger by and among Home BancShares, Inc., Centennial Bank, Giant Holdings, Inc., and Landmark Bank, N.A. dated December 7, 2017 (incorporated by reference to Appendix A to Home BancShares, Inc.’s Registration Statement on Form S-4 (File No. 333-214957), as amended).

99.1     Press Release: Home BancShares, Inc. Announces Completion of the Acquisition of Giant Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.
(Registrant)

Date: February 24, 2017	/s/ Brian Davis
Brian Davis
Chief Financial Officer